UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2024

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Capital Market

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2024, Bluejay Diagnostics, Inc. (the “Company”) filed an amendment to its amended and restated certificate of incorporation, which amendment increased the number of authorized shares of the Company’s common stock from 7,500,000 to 50,000,000. As further described below under Item 5.07, the amendment was approved by the Company’s stockholders earlier on May 14, 2024. A copy of the amendment is filed herewith as Exhibit 3.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 4, 2024, the record date for the Annual Meeting, there were 2,688,448 shares of the Company’s common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 1,626,045, or 60.5%, were present in person or represented by proxy, which constituted a quorum. Shareholders are entitled to one vote for each share of common stock held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company’s stockholders re-elected each of Donald Chase, Neil Dey, Svetlana Dey, Fred Zeidman, Gary Gemignani and Douglas Wurth to serve as directors until the 2025 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The voting results for the proposal were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Donald Chase	660,668	293,274	672,103
Neil Dey	660,149	293,793	672,103
Svetlana Dey	659,763	294,179	672,103
Gary Gemignani	420,945	532,997	672,103
Fred Zeidman	660,084	293,858	672,103
Douglas Wurth	660,666	293,276	672,103

Proposal 2. Approval of an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock - The Company’s stockholders approved and adopted an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock. The Company intends to promptly file the approved and adopted amendment to the certificate of incorporation with the Secretary of State of the State of Delaware. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstain
1,263,186	265,386	97,473

Proposal 3. Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split - The Company’s stockholders approved and adopted an amendment to the Company’s certificate of incorporation to effect a reverse stock split of all of the Company’s outstanding shares of common stock by one of several fixed ratios between 1-for-2 and 1-for-10 (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined in the future by the Company’s board of directors, in its sole discretion and without further action by the Company’s stockholders. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstain
1,253,919	262,251	109,875

Proposal 4. Ratification of Wolf & Company, P.C. as the Company’s Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstain
1,208,822	45,009	372,214

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bluejay Diagnostics, Inc., filed with the Delaware Secretary of State on May 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Dated: May 16, 2024